Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

Spirit Airlines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities*
Fees to Be Paid	Other	Warrants	457(r)	160,471	(1)	(1)	(1)	(1)	—	—	—	—
	Equity	Common Stock	457(r)	160,471 (2)(3)	$6.91(4)	$1,108,854.61	0.00014760	$163.67	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Other	Warrants	415(a)(6)	80,539	—	—	—	—	S-3ASR (5)	333-252989 (5)	June 30, 2021(5)	(1)
	Equity	Common Stock	415(a)(6)	80,539	—	$2,521,676.09	—	—	S-3ASR (5)	333-252989 (5)	June 30, 2021(5)	$275.11 (6)
	Other	Warrants	415(a)(6)	137,753	—	—	—	—	S-3ASR (5)	333-252989 (5)	May 18, 2021 (5)	(1)
	Equity	Common Stock	415(a)(6)	137,753	—	$4,824,110.06	—	—	S-3ASR (5)	333-252989 (5)	May 18, 2021 (5)	$526.31 (6)
	Other	Warrants	415(a)(6)	20,646	—	—	—	—	S-3ASR (5)	333-23127 (5)	October 8, 2020 (5)(7)	(1)
	Equity	Common Stock	415(a)(6)	20,646	—	$341,278.38	—	—	S-3ASR (5)	333-23127 (5)	October 8, 2020 (5)(7)	$37.23 (6)
	Other	Warrants	415(a)(6)	500,151	—	—	—	—	S-3ASR (5)	333-23127 (5)	September 30, 2020(5)(7)	(1)
	Equity	Common Stock	415(a)(6)	500,151	—	$8,337,517.17	—	—	S-3ASR (5)	333-23127 (5)	September 30, 2020(5)(7)	$1,082.21 (6)
	Total Offering Amounts					$17,133,436.31		$163.67 (5)(6)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$163.67 (5)(6)

(1)

The shares of common stock being registered are purchasable by the selling securityholder upon exercise of the Warrants (as defined below) (expiring April 20, 2025, May 29, 2025, June 29, 2025, July 31, 2025, October 2, 2025, March 5, 2026, April 29, 2026 or June 3, 2026) being registered. Pursuant to Rule 457(g), no additional fee is payable for the Warrants.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of newly registered shares of Spirit Airlines, Inc. common stock being registered herein shall be adjusted to include any additional shares of common stock that may be issued or become issuable as a result of any common stock dividend, split, combination or similar transaction, or by reason of the anti-dilution provisions contained in the Warrants.

(3)	Represents additional warrants to purchase shares of common stock issued pursuant to the anti-dilution provisions of the Warrants.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price of our common stock on February 7, 2024, as reported on the New York Stock Exchange.

(5)

Spirit Airlines, Inc. (“Spirit”) previously registered the resale of warrants to purchase up to 500,151 shares of common stock (the “September Warrants”) and 500,151 shares of common stock issuable upon exercise of such September Warrants, offered by means of a prospectus supplement, dated September 30, 2020 (the “September Prospectus Supplement”) to the base prospectus in the Registration Statement on Form S-3 (File No. 333-223127), filed with the Securities and Exchange Commission on February 21, 2018 (the “2018 S-3”). Spirit previously registered the resale of warrants to purchase up to 20,646 shares of common stock (the “October Warrants”) and 20,646 shares of common stock issuable upon exercise of such October Warrants, offered by means of a prospectus supplement, dated October 8, 2020 (the “October Prospectus Supplement”) to the base prospectus in the 2018 S-3. Spirit previously registered the resale of warrants to purchase 137,753 shares of common stock (the “May Warrants”) and 137,753 shares of common stock issuable upon exercise of such May Warrants, offered by means of a prospectus supplement, dated May 18, 2021 (the “May Prospectus Supplement”) to the base prospectus in the Registration Statement on Form S-3 (File No. 333-252989), filed with the Securities and Exchange Commission on February 11, 2021 (the “2021 S-3”). Spirit previously registered the resale of warrants to purchase up to 80,539 shares of common stock (the “June Warrants,” and, together with the September Warrants, the October Warrants and the May Warrants, the “Warrants”) and 80,539 shares of common stock issuable upon exercise of such June Warrants, offered by means of a prospectus supplement, dated June 30, 2021 (the “June Prospectus Supplement,” and, together with the September Prospectus Supplement, the October Prospectus Supplement, and the May Prospectus Supplement, the “Prior Prospectus Supplements”) to the base prospectus in the 2021 S-3.

(6)

In connection with the filing of the Prior Prospectus Supplements, Spirit Airlines, Inc. made contemporaneous fee payments in the amount of $1,920.86. As of the date of this registration statement, none of the Warrants or shares of common stock registered for resale under the Prior Prospectus Supplements have been sold. Pursuant to Rule 415(a)(6) under the Securities Act, the aggregate registration fee of $1,920.86 that has already been paid and remains unused with respect to such warrants and shares of common stock that were previously registered pursuant to the Prior Prospectus Supplements and were not sold thereunder may be applied to the filing fees payable pursuant to this prospectus supplement.

(7)

The securities registered under the September Prospectus Supplement and the October Prospectus Supplement were carried forward pursuant to Rule 415(a)(6) by means of a prospectus supplement, dated February 12, 2021, to the base prospectus in the 2021 S-3.